THIS DOCUMENT IS A COPY OF THE POST-EFFECTIVE AMENDMENT FILED ON JANUARY 20, 1999 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1999

                                                      REGISTRATION NO. 333-41579
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

           NORTHWEST AIRLINES CORPORATION                       NORTHWEST AIRLINES, INC.
       (FORMERLY NEWBRIDGE PARENT CORPORATION)
                     (Exact name of Registrant as specified in its charter)
                      DELAWARE                                         MINNESOTA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                        4512                                              4512
                    (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                     41-1905580                                        41-0449230
                             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            ------------------------

                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                            ------------------------

                           DOUGLAS M. STEENLAND, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         NORTHWEST AIRLINES CORPORATION
                             2700 LONE OAK PARKWAY
                             EAGAN, MINNESOTA 55121

                                 (612) 726-2111

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF REGISTRANT'S AGENT FOR SERVICE)

                                    COPY TO:

                             WILSON S. NEELY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000

                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                            ------------------------

                                EXPLANATORY NOTE
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

    This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the creation by Northwest Airlines Holdings Corporation (formerly Northwest Airlines Corporation), a Delaware corporation ("Old NWA Corp."), of a new holding company above Old NWA Corp. The creation of a new holding company was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Old NWA Corp., Northwest Airlines Corporation (formerly Newbridge Parent Corporation), a Delaware corporation ("NWA Corp.") and Newbridge Merger Corporation, a Delaware corporation and then wholly-owned subsidiary of NWA Corp. ("Newbridge Sub"). The Merger Agreement provided for, among other things, the merger (the "Merger") of Newbridge Sub with and into Old NWA Corp., with Old NWA Corp. as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the Merger was not required.

    As a result of the Merger, which became effective on November 20, 1998, Old NWA Corp. became a direct wholly-owned subsidiary of NWA Corp. Concurrently with the Merger, NWA Corp. entered into a supplemental indenture dated as of November 20, 1998 (the "Supplemental Indenture") to the indenture dated as of March 1, 1997, as supplemented (the "Indenture"), pursuant to which it (1) fully and unconditionally guaranteed $150,000,000 aggregate principal amount outstanding Notes due 2004, the $100,000,000 agggregate prinicpal amount outstanding Notes due 2007, the $200,000,000 aggregate outstanding Notes due 2005 and the $200,000,000 aggregate principal amount outstanding Notes due 2008 (collectively, the "Notes") previously issued by Northwest Airlines, Inc. pursuant to this registration statement and (b) agreed to fully and unconditionally guarantee all subsequent issuances of notes to be issued by Northwest Airlines, Inc. under the Indenture. The guarantee by Old NWA Corp. of the Notes remains outstanding. Future issuance of notes by Northwest Airlines, Inc. under the Indenture will not be guaranteed by Old NWA Corp.

    In accordance with Rule 414 under the Securities Act, NWA Corp., as guarantor of all notes to be issued under this registration statement, hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

    The applicable registration fees were paid at the time of the original filing of this registration statement.

ITEM 16 EXHIBITS

    The following Exhibits are files as part of the Registration Statement hereby amended:

Exhibit 4(k)  Supplemental Indenture among Northwest Airlines Corporation ("NWA Corp.")
              Northwest Airlines Holdings Corporation ("Old NWA Corp.") Northwest Airlines,
              Inc. and State Street Bank and Trust Company, as Trustee, dated November 20,
              1998.

Exhibit 4(l)  Form of Second Supplemental Indenture among NWA Corp., Old NWA Corp.,
              Northwest Airlines, Inc. and State Street Bank and Trust Company, as Trustee.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registratant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan, State of Minnesota, on January 20, 1999.

                                NORTHWEST AIRLINES CORPORATION

                                By:           /s/ DOUGLAS M. STEENLAND
                                     -----------------------------------------
                                                Douglas M. Steenland
                                     EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                                   AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
     /s/ JOHN H. DASBURG          Officer and Director
------------------------------    (Principal Executive       January 20, 1999
       John H. Dasburg            Officer)

                                Executive Vice President
     /s/ MICKEY P. FORET          and Chief Financial
------------------------------    Officer (Principal         January 20, 1999
       Mickey P. Foret            Financial Officer)

                                Vice President--Finance
     /s/ ROLF S. ANDRESEN         and Chief Accounting
------------------------------    Officer (Principal         January 20, 1999
       Rolf S. Andresen           Accounting Officer)

      /s/ GARY L WILSON
------------------------------  Chairman of the Board of     January 20, 1999
        Gary L Wilson             Directors

     /s/ RICHARD C. BLUM
------------------------------  Director                     January 20, 1999
       Richard C. Blum

    /s/ ALFRED A. CHECCHI
------------------------------  Director                     January 20, 1999
      Alfred A. Checchi

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

------------------------------  Director                     January   , 1999
     Doris Kearns Goodwin

------------------------------  Director                     January   , 1999
      Marvin L. Griswold

   /s/ DENNIS F. HIGHTOWER
------------------------------  Director                     January 20, 1999
     Dennis F. Hightower

    /s/ GEORGE J. KOURPIAS
------------------------------  Director                     January 20, 1999
      George J. Kourpias

    /s/ FREDERIC V. MALEK
------------------------------  Director                     January 20, 1999
      Frederic V. Malek

    /s/ WALTER F. MONDALE
------------------------------  Director                     January 20, 1999
      Walter F. Mondale

      /s/ V.A. RAVINDRAN
------------------------------  Director                     January 20, 1999
        V.A. Ravindran

     /s/ LEO M. VAN WIJK
------------------------------  Director                     January 20, 1999
       Leo M. Van Wijk

------------------------------  Director                     January   , 1999
       Duane E. Woerth

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registratant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eagan, State of Minnesota, on January 20, 1999.

                                NORTHWEST AIRLINES CORPORATION

                                By:           /s/ DOUGLAS M. STEENLAND
                                     -----------------------------------------
                                                Douglas M. Steenland
                                     EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                                   AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------


                                President, Chief Executive
     /s/ JOHN H. DASBURG          Officer and Director
------------------------------    (Principal Executive       January 20, 1999
       John H. Dasburg            Officer)

                                Executive Vice President
     /s/ MICKEY P. FORET          and Chief Financial
------------------------------    Officer (Principal         January 20, 1999
       Mickey P. Foret            Financial Officer)

                                Vice President--Finance
     /s/ ROLF S. ANDRESEN         and Chief Accounting
------------------------------    Officer (Principal         January 20, 1999
       Rolf S. Andresen           Accounting Officer)

      /s/ GARY L WILSON
------------------------------  Chairman of the Board of     January 20, 1999
        Gary L Wilson             Directors

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ RICHARD C. BLUM
------------------------------  Director                     January 20, 1999
       Richard C. Blum

    /s/ ALFRED A. CHECCHI
------------------------------  Director                     January 20, 1999
      Alfred A. Checchi

------------------------------  Director                     January   , 1999
     Doris Kearns Goodwin

------------------------------  Director                     January   , 1999
      Marvin L. Griswold

   /s/ DENNIS F. HIGHTOWER
------------------------------  Director                     January 20, 1999
     Dennis F. Hightower

    /s/ GEORGE J. KOURPIAS
------------------------------  Director                     January 20, 1999
      George J. Kourpias

    /s/ FREDERIC V. MALEK
------------------------------  Director                     January 20, 1999
      Frederic V. Malek

    /s/ WALTER F. MONDALE
------------------------------  Director                     January 20, 1999
      Walter F. Mondale

      /s/ V.A. RAVINDRAN
------------------------------  Director                     January 20, 1999
        V.A. Ravindran

     /s/ LEO M. VAN WIJK
------------------------------  Director                     January 20, 1999
       Leo M. Van Wijk

------------------------------  Director                     January   , 1999
       Duane E. Woerth

                                 EXHIBIT INDEX

EXHIBIT NUMBER                                       DESCRIPTION                                         PAGE NUMBER
---------------  -----------------------------------------------------------------------------------  -----------------

  Exhibit 4(k)   Supplemental Indenture among Northwest Airlines Corporation ("NWA Corp.") Northwest
                 Airlines Holdings Corporation ("Old NWA Corp.") Northwest Airlines, Inc. and State
                 Street Bank and Trust Company, as Trustee, dated November 20, 1998.

  Exhibit 4(l)   Form of Second Supplemental Indenture among NWA Corp., Old NWA Corp., Northwest
                 Airlines, Inc. and State Street Bank and Trust Company, as Trustee.